As filed with the Securities and Exchange Commission on October 14, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE LUBRIZOL CORPORATION
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	34-0367600 (I.R.S. Employer Identification No.)
29400 Lakeland Boulevard, Wickliffe, Ohio 44092
(Address of Principal Executive Offices) (Zip Code)

Joseph W. Bauer
Vice President and General Counsel
The Lubrizol Corporation
29400 Lakeland Boulevard, Wickliffe, Ohio 44092
(440) 943-4200
(Name, address and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

				Proposed
Title of each class of securities	Amount to be		Proposed maximum	maximum aggregate	Amount of
to be registered (1)	registered		offering price per unit	offering price	registration fee
Debt Securities	(1)		(1)	(1)	(3)
Common Shares, without par value	(1)		(1)	(1)	(3)
Preferred Stock, without par value	(1)		(1)	(1)	(3)
Depositary Shares	(1	)(2)	(1)	(1)	(3)
Warrants	(1)		(1)	(1)	(3)
Total:					(3)

(1)	This registration statement registers an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Such indeterminate number of depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for each class of securities. At such time as the registrant offers the securities hereunder, the registrant will pay the registration fee offset by $45,589 that has already been paid with respect to $359,821,850 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement File No. 333-115662, initially filed by the registrant with the Commission on May 20, 2004, and not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unused filing fee may be applied to the filing fee payable pursuant to this Registration Statement. In connection with the securities offered hereby, except as specified in the previous sentence, the registrant will pay registration fees on a “pay-as-you-go” basis in accordance with Rule 456(b).

PROSPECTUS
The Lubrizol Corporation
Debt Securities
Common Shares
Preferred Stock
Depositary Shares
Warrants
     We may offer from time to time debt securities, common shares, shares of our preferred stock, depositary shares and warrants. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.
     This prospectus describes some of the general terms that may apply to these securities. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of the offered securities and may add to, update or change the information contained in this prospectus. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement describing the terms of the offering.
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     We urge you to read carefully this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of the securities offered, before you make your investment decision.
     Our common shares are listed for trading on the New York Stock Exchange under the symbol “LZ.”
     Investing in these securities involves certain risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2008.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of our securities, as described in this prospectus, from time to time and in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain the specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement and any free writing prospectus prepared by us or on our behalf together with additional information described below under “Where You Can Find More Information.”
     You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different information or make any additional representations. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the date on the front of each such document. The terms the “Company,” “Lubrizol,” “we,” “us” and “our” refer to The Lubrizol Corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.
PRINCIPAL EXECUTIVE OFFICES
     Our principal executive offices are located at 29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298, and our telephone number is (440) 943-4200.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants, such as us, who file electronically with the SEC.
     The SEC allows us to incorporate by reference in this prospectus the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the filings listed below and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or Exchange Act, until all of the securities offered under this prospectus are sold:
•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008;

•	Our Current Reports on Form 8-K filed with the SEC on September 24, 2008 and September 29, 2008; and

•	The description of our common shares contained in our Current Report on Form 8-K, filed with the SEC on September 24, 2008, together with any amendments or reports filed for the purposes of updating such description.
     Unless stated otherwise in the applicable reports, information furnished to the SEC pursuant to Items 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.
     We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:
The Lubrizol Corporation
29400 Lakeland Boulevard
Wickliffe, Ohio 44092-2298
(440) 943-4200
Attn.: Mark Sutherland
     You may also find additional information about us, including the documents mentioned above, on our website on the Internet located at http://www.lubrizol.com. The information included on or linked to this website or any website referred to in any document incorporated by reference into this prospectus is not a part of this prospectus.
FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplement may include or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Forward-looking statements are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause our actual results to differ materially from those matters expressed in or implied by any forward-looking statements, although we believe our expectations reflected in those forward-looking statements are based upon reasonable assumptions. For this purpose, any statements contained herein that are not statements of historical fact should be deemed to be forward-looking statements. We believe that the following factors, among others, could affect our future performance and cause our actual results to differ materially from those expressed or implied in such forward-looking statements:
•	The cost, availability and quality of raw materials, especially petroleum-based products.

•	Our ability to sustain profitability of our products in a competitive environment.

•	The demand for our products as influenced by factors such as the global economic environment, longer-term technology developments and the success of our commercial development programs.

•	The effects of required principal and interest payments and the access to capital on our ability to fund capital expenditures and acquisitions and to meet operating needs.

•	The risks of conducting business in foreign countries, including the effects of fluctuations in currency exchange rates upon our consolidated results and political, social, economic and regulatory factors.

•	The extent to which we are successful in expanding our business in new and existing markets and in identifying, understanding and managing the risks inherent in those markets.

•	Our ability to identify, complete and integrate acquisitions for profitable growth and operating efficiencies.

•	Our success at continuing to develop proprietary technology to meet or exceed new industry performance standards and individual customer expectations.

•	Our ability to implement a new common information systems platform primarily into our Lubrizol Advanced Materials segment successfully, including the management of project costs, its timely completion and realization of its benefits.

•	Our ability to continue to reduce complexities and conversion costs and modify our cost structure to maintain and enhance our competitiveness.

•	Our success in retaining and growing the business that we have with our largest customers.

•	The cost and availability of energy, especially natural gas and electricity.

•	The effect of interest rate fluctuations on our net interest expense.

•	The risk of weather-related disruptions to our Lubrizol Additives production facilities located near the U.S. Gulf Coast.

•	Significant changes in government regulations affecting environmental compliance.
USE OF PROCEEDS
     Unless otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, including retirement of debt, acquisitions and other business opportunities.
DESCRIPTION OF SECURITIES
     We may issue from time to time, in one or more offerings, debt securities, common shares, shares of preferred stock, depositary shares and warrants to purchase common shares, preferred stock and/or debt securities. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should read carefully this prospectus and any supplement before you invest in any of our securities.
DESCRIPTION OF DEBT SECURITIES
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below generally will apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or term sheet and such terms may differ from the terms we describe below.
     As required by federal law for all bonds and debt securities of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. We will issue any debt securities under the indenture that we will enter into with the trustee to be named in the indenture. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us.
     The following summary does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the debt securities and the indenture. We urge you to read the form of the indenture and the form of the debt securities, which you may obtain from us upon request. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part.
General
     The debt securities will be Lubrizol’s unsecured obligations. The form of indenture provides that any debt securities proposed to be sold under this prospectus and the prospectus supplement or term sheet that will accompany it (“offered debt securities”), and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under that indenture in one or more series.
     You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:
•	The title of the debt securities and whether the debt securities will be senior securities or subordinated securities.

•	The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

•	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

•	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined; the date or dates from which any interest will accrue or how the date or dates will be determined; and the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

•	The form in which we will issue the debt securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; and any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations).

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

•	Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

•	The place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

•	If other than denominations of $1,000 or any integral multiple in the case of registered securities issued in certificated form and $5,000 in the case of bearer securities, the denominations in which the offered debt securities will be issued.

•	The applicability of the provisions of Article Fourteen of the form of indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions.

•	Whether and under what circumstances we will pay additional amounts, as contemplated by Section 1011 of the form of indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

•	The terms of the subordination of any series of subordinated debt.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	Any changes or additions to the Events of Default or covenants contained in the indenture.

•	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

•	Whether or not the debt securities will be secured or unsecured, and the terms of any secured debt.

•	Any other material terms of the debt securities and guarantees, if any.
     For purposes of this prospectus, any reference to the payment of principal or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.
     The form of indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
     The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt.
     We refer you to the prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
     If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
     We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
Material Covenants
     Consolidation, Merger, Sale or Conveyance. The form of indenture provides that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:
•	the successor or transferee entity, if other than Lubrizol, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in a form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed or observed by Lubrizol;

•	immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	Lubrizol has delivered to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.
     In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for Lubrizol as obligor on the debt securities with the same effect as if it had been named in the indenture as Lubrizol.
     Limitation on Liens. We will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) secured by a Mortgage upon any Operating Property, or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively providing concurrently that the debt securities of each series then outstanding under the indenture are secured equally and ratably with or, at our option, prior to such Debt so long as such Debt shall be so secured. (The capitalized terms used in this section are defined below.)
     The foregoing restriction shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Debt secured by:
(1)	Mortgages on any property existing at the time of the acquisition thereof;

(2)	Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to us or a Restricted Subsidiary, provided that any such Mortgage does not extend to any property owned by us or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;

(3)	Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(4)	Liens created in connection with tax assessments or legal proceedings and mechanic’s liens and materialmen’s liens and other similar liens created in the ordinary course of business;

(5)	Mortgages to secure all or part of the cost of acquisition, construction, development, repair, alteration or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development, repair, alteration or improvement of such property or (b) the placing in operation of such property;

(6)	Mortgages in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(7)	Mortgages existing on the date of the indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the indenture or referred to in clauses (1) to (5), provided that any such extension, renewal, replacement or refunding of such Debt shall be created within 360 days of repaying the Debt secured by the Mortgage referred to in clauses (1) to (5) and the principal amount of the Debt secured thereby and not otherwise authorized by clauses (1) to (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding; and

(8)	Mortgages in favor of us or a Restricted Subsidiary;
     Notwithstanding the restrictions described above, we and any Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the debt securities of each series then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt that is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages that would otherwise be subject to such restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (8) of the immediately preceding paragraph) plus all Attributable Debt of Lubrizol and the Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to Operating Properties (with the exception of such transactions that are permitted under clauses (1) through (4) of the first sentence of the first paragraph under “— Limitation on Sale and Leaseback Transactions” below)

does not exceed 15% of Consolidated Net Tangible Assets.
     “Consolidated Current Liabilities” means the aggregate of the current liabilities of Lubrizol appearing on the most recent available consolidated balance sheet of Lubrizol and its Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Lubrizol or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of Lubrizol or any Subsidiary for a term in excess of 12 months from the date of determination.
     “Consolidated Tangible Assets” means the aggregate of all assets of Lubrizol (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP) appearing on the most recent available consolidated balance sheet of Lubrizol and its Subsidiaries at their net book values, after deducting related depreciation, applicable allowances and other properly deductible items, and after deducting all goodwill, trademarks, tradenames, patents, unamortized debt discount and expenses and other like intangibles, all prepared in accordance with GAAP.
     “Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity, including International Financial Reporting Standards, as have been approved by the Commission, which are in effect on the date of the indenture, date of any issuance of debt securities thereunder or date relating to any covenant compliance.
     “Mortgage” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
     “Operating Property” means any property, plant or equipment located in the United States owned by, or leased to, Lubrizol or any Subsidiary that has a market value in excess of 1.0% of Consolidated Net Tangible Assets.
     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Restricted Subsidiary” means any Subsidiary that owns Operating Property.
     “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to Lubrizol or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by Lubrizol or such Subsidiary to such Person.
     “Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by Lubrizol, or by one or more other Subsidiaries, or by Lubrizol and one or more other Subsidiaries.
     Limitation on Sale and Leaseback Transactions. We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Operating Property unless:
(1)	the Sale and Leaseback Transaction is solely with us or another Restricted Subsidiary;

(2)	the lease is for a period not in excess of three years, including renewals;

(3)	we or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (8) under the heading “— Limitation on Liens,” without equally and ratably securing the debt securities then outstanding under the indenture, to create, incur, issue, assume or guarantee Debt secured by a Mortgage on such Operating Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;
(4)	we or such Restricted Subsidiary within 360 days after the sale of such Operating Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such Operating Property or (B) the fair market value of such Operating Property to (i) the retirement of debt securities, other Funded Debt of Lubrizol ranking on a parity with the debt securities or Funded Debt of a Restricted Subsidiary or (ii) the purchase of Operating Property; or

(5)	the Attributable Debt of Lubrizol and such Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the indenture (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Debt secured by Mortgages on Operating Properties then outstanding (not including any such Debt secured by Mortgages described in clauses (1) through (8) under the heading “— Limitation on Liens”) that do not equally and ratably secure such outstanding debt securities (or secure such outstanding debt securities on a basis that is prior to other Debt secured thereby), would not exceed 15% of Consolidated Tangible Net Assets.
     “Attributable Debt” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.
     “Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Debt owed to Lubrizol or a Subsidiary.
Events of Default
     An “event of default” is defined in the indenture as:
     (a) default for 30 days in payment of any interest on the debt securities when it becomes due and payable;
     (b) default in payment of principal of or any premium on the debt securities at maturity or redemption price when the same becomes due and payable;
     (c) default by us in the performance of any other covenant contained in the indenture for the benefit of the debt securities that has not been remedied by the end of a period of 60 days after notice is given as specified in the indenture;
     (d) default in the deposit of any sinking fund payment, if any, when and as due by the terms of the securities of that series;
     (e) default in the payment of principal when due or resulting in acceleration of other indebtedness of Lubrizol or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the debt securities, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and
     (f) certain events of bankruptcy, insolvency and reorganization of Lubrizol.
          When we refer to a “Significant Subsidiary,” we mean any Subsidiary that would constitute a

“significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the date of the indenture.
          The indenture provides that:
•	if an event of default described in clause (a), (b), (c), (d) or (e) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•	upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or interest on, the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities then outstanding; and

•	if an event of default described in clause (f) occurs and is continuing, then the principal amount of all debt securities issued under the indenture and then outstanding, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.
     Under the indenture, the trustee must give to the holders of debt securities notice of all uncured defaults known to it with respect to the debt securities within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of, any premium on, any of the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities.
     No holder of any debt securities may institute any action under the indenture unless:
•	Such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

•	the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding have requested the trustee to institute proceedings in respect of such event of default;

•	Such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities.
     The holders of a majority in aggregate principal amount of the debt securities affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. The indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.
     We must furnish to the trustee within 120 days after the end of each fiscal year a statement of our Company signed by two officers to the effect that we have conducted a review of our activities during such year and our performance under the indenture and the terms of the debt securities, and, to the knowledge of the signing officers based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.
Modification of the Indenture
     We and the trustee may, without the consent of the holders of the debt securities issued under the indenture, enter into a supplemental indenture for, among others, one or more of the following purposes:
•	to evidence the succession of another corporation to our Company, and the assumption by such successor of our obligations under the indenture and the debt securities;

•	to add covenants of our Company, or surrender any rights of the Company, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any other series of debt securities, including any subordinated securities;

•	to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•	to provide any additional events of default.
     With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:
•	change the maturity of any payment of principal of, or any premium on, any debt securities, or change any place of payment where, or the coin or currency in which, any note or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt securities affected thereby.
Defeasance
     The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
     Covenant Defeasance. Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:
•	If the debt securities of the particular series are denominated in U.S. dollars, deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•	Deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	Deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
     If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
     Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
     If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. The U.S. federal income tax consequences and other considerations applicable to such defeasance and discharge will be described in the applicable prospectus supplement.
Discharge of the Indenture
     We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture by us.
Form, Exchange and Transfer of Certificated Registered Securities
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the prospectus supplement or term sheet, in denominations of $1,000 and amounts that are multiples of $1,000.
     The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depositary Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
     Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
     Holders may exchange or transfer their certificated securities at the office of the trustee. We will appoint a trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
     Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
     If we have designated additional transfer agents for your debt securities, they will be named in your respective prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
     If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
     If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
     The trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Governing Law
     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.
DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 120,000,000 common shares without par value, 2,000,000 shares of serial preferred stock without par value designated Serial Preferred Stock and 25,000,000 shares of serial preferred stock without par value designated Serial Preference Shares. All references to “preferred stock” herein are to the Serial Preference Shares. As of September 30, 2008, we had 67,256,350 common shares issued and outstanding, and 6,115,965 common shares committed to be issued pursuant to our various employee benefit and compensation plans. As of September 30, 2008, there were no shares of preferred stock outstanding.

     In addition to the summary of our capital stock that follows, we encourage you to review our Amended Articles of Incorporation and our Regulations, each as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
     No holder of either common shares or preferred stock has preemptive or preferential right to purchase or subscribe to any of our securities or any securities that are convertible into or exchangeable for any of our securities. Also, no shares of capital stock may vote cumulatively in the election of directors.
Common Shares
     The following is a summary of the provisions of our common shares. The rights of our common shares are defined by our Amended Articles of Incorporation and our Regulations, each as amended, and the provisions of the Ohio General Corporation Law. You should refer to those documents and provisions for more complete information regarding our common shares.
     Holders of our common shares are entitled to one vote per share on all matters upon which our shareholders are entitled to vote, including the election of directors. The holders of common shares are entitled to dividends when, as and if declared by our board of directors out of legally available funds. In the event of any liquidation, dissolution or winding up of our business, each holder of common shares is entitled to share ratably in all of our assets remaining after the payment of liabilities. Holders of common shares have no preemptive right to purchase any of our securities or any securities that are convertible into or exchangeable for any of our securities. The common shares are not subject to any provisions relating to redemption. The common shares have no conversion rights and are not subject to further calls or assessments by us. All of our common shares now outstanding, and all of our common shares that are issued in an offering under this prospectus, are or will be when issued fully paid and nonassessable. Our common shares are listed on the New York Stock Exchange under the symbol “LZ.”
Preferred Stock
     The following summary describes the material provisions of our preferred stock. The summary in this prospectus is not complete. We urge you to read our Amended Articles of Incorporation and our Regulations, each as amended, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the certificate of designations establishing a particular series of preferred stock that will be filed with the Secretary of State of the State of Ohio and the SEC in connection with the offering of the preferred stock.
     Our board of directors is authorized generally without shareholder approval to issue shares of preferred stock from time to time, in one or more series. Prior to the issuance of shares of each series, the board of directors is required by the Ohio General Corporation Law and our Amended Articles of Incorporation, as amended, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Ohio. The certificate of designation fixes for each series the designations, powers, preferences, rights, qualifications, limitation and restrictions, including but not limited to, the following:
•	Rights and terms of redemption (including sinking fund provisions);

•	Dividend rights and rates;

•	Dissolution;

•	Terms concerning the distribution of assets;

•	Conversion or exchange terms;

•	Redemption prices; and

•	Liquidation preferences.
     All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Holders of preferred stock have one vote for each share of stock and, except as required by law, vote together with holders of our common shares as one class on all matters. The holders of preferred stock are entitled to dividends when, as and if declared by our board of directors out of legally available funds.
     When we offer to sell a particular series of preferred stock, we will describe in a supplement to this prospectus the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common shares or exchangeable for other securities. Accordingly, for a description of the terms of any series of our preferred stock, you must refer to both the prospectus supplement relating to that series and the description of our preferred stock set forth in this prospectus.
Provisions Relating to Takeover Matters
     Our board of directors must consist of at least nine, but no more than thirteen, directors and is currently fixed at nine directors who are divided into three classes. Each class has three directors. Directors of each class serve for three-year terms, with one class being elected each year. The authorized number of directors and the number of directors in each class may be changed only by the affirmative vote of the holders of at least a majority of the shares entitled to vote for the election of directors that are represented at a meeting of shareholders called for the purpose of electing directors or by the affirmative vote of a majority of the directors then in office.
     Under our Regulations, a director may be removed without cause upon the vote of the holders of two-thirds of the shares that are represented at an annual meeting or any special meeting of shareholders duly called for that purpose. However, under the Ohio General Corporation Law, if a corporation’s board of directors is divided into classes, like our board of directors, then directors may be removed by the shareholders only for cause. If any director is removed, the resulting vacancy may be filled by a majority vote of the board of directors. Any director elected to fill a vacancy will hold office until the next annual meeting.
     Nominations of persons for election as directors may be made at a meeting of shareholders by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors, or by any shareholder entitled to vote for the election of directors who gives timely notice. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; except that, if less than 75 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder will be timely if it is received no later than the 15th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
     A special meeting of shareholders may be called by the chairman of the board, the president, a majority of the directors acting with or without a meeting, or by shareholders holding 50% or more of the outstanding shares entitled to vote at the special meeting.
     Our Regulations provide that holders of shares entitling them to exercise at least a majority of our voting power will constitute a quorum at any meeting of shareholders; except that, whether or not a quorum is present, the holders of a majority of the voting shares represented at a meeting may adjourn the meeting without notice other than by announcement at the meeting.
     Our Regulations may be amended, repealed or superseded by new regulations by the affirmative vote of the holders of a majority of the shares represented at an annual meeting or any special meeting of shareholders duly called for that purpose. The provisions of our Regulations regarding the number, classification and removal of directors, however, may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of our voting power, unless the amendment or repeal has been recommended by at least two-thirds of the directors then in office.
     Section 1704.02 of the Ohio General Corporation Law (also known as the Merger Moratorium Law) prohibits Chapter 1704 transactions (as defined below) for a period of three years from the date on which a shareholder first becomes an interested shareholder unless the directors of the corporation prior to the shareholder becoming an interested shareholder approved the transaction or approved the transaction pursuant to which the shareholder became an interested shareholder. “Chapter 1704 transactions” include mergers, consolidations, combinations, majority share acquisitions or sales of substantial assets between an Ohio corporation and an interested shareholder or an affiliate or associate of an interested shareholder. An “interested shareholder” is defined generally as any person that beneficially owns 10% or more of the outstanding voting shares of the corporation. After the three-year period, a Chapter 1704 transaction is prohibited unless certain fair price provisions are complied with or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation, including at least a majority of the disinterested shareholders.
     Under the Ohio General Corporation Law, the approval by the affirmative vote of holders of two-thirds of the voting power of a corporation entitled to vote on the matter is required for mergers, consolidations, majority share acquisitions, combinations involving the issuance of shares with one-sixth or more of the voting power of the corporation, and any transfers of all or substantially all of the assets of a corporation unless the articles of incorporation of the corporation specify a different proportion (which cannot be less than a majority). Our Amended Articles of Incorporation, as amended, provide that these actions generally can be authorized by the holders of a majority of the outstanding shares.
     Under Ohio securities law, any person making a “control bid” pursuant to a tender offer for the securities of certain publicly held companies, including our Company, must file upon commencement of the bid certain information relating to the bid with the Ohio Division of Securities. The Division may within five calendar days suspend the bid if the required information has not been filed, if material information regarding the bid has not been provided to the shareholders of the company, or if there has been any other violation of the Ohio Securities Act.
     Our Amended Articles of Incorporation, as amended, include provisions that require prior shareholder approval for a “control share acquisition,” which is any acquisition of shares in which a person or group obtains voting power of our Company in one of the following ranges: one-fifth or more but less than one-third or more but less than a majority, or a majority. Any such acquisition must be approved at a special meeting of shareholders, at which a quorum is present, by the affirmative vote of both (1) the holders of a majority of the outstanding voting shares and (2) the holders of a majority of the outstanding voting shares after excluding interested shares. For this purpose, “interested shares” includes shares held by the directors who are employees and certain officers of our Company and shares held by the person or group acquiring the shares. Our Company has “opted out” of a similar provision that is set forth in the Ohio General Corporation Law.
     Our Amended Articles of Incorporation, as amended, contain provisions that require certain related-party transactions to be approved by the affirmative vote of the holders of both a majority of the outstanding voting shares and a majority of such shares after excluding the shares owned by the related party involved in the transaction, unless certain fair price provisions are complied with. For this purpose, a “related party” means any person that beneficially owns 10% or more, but less than 90%, of our outstanding voting shares and any of such person’s affiliates or associates. A “related-party transaction” includes any merger or consolidation, any sale, purchase, lease, exchange or transfer of substantial assets, the issuance or transfer of any securities, any reclassification of securities or recapitalization or the adoption of any plan or proposal for liquidation or dissolution, in each case with, to or for the benefit of a related party.
     Our Amended Articles of Incorporation may be amended, repealed or superseded by new articles of incorporation by the holders of a majority of the outstanding shares, except that the affirmative vote of the holders of at least two-thirds of the outstanding voting shares is required to amend, alter, repeal or adopt any provisions inconsistent with the provisions in the Amended Articles of Incorporation relating to related-party transactions and control share acquisitions.
     Some or all of these provisions of our Amended Articles of Incorporation and Regulations, each as amended, and Ohio law may have the effect of delaying, hindering or preventing a change in control of our Company that is not supported by our board of directors, including a change in control that might result in the receipt by shareholders of a purchase price in excess of then-current market prices.
Transfer Agent and Registrar
     American Stock Transfer & Trust Company is the transfer agent and registrar for our common shares.
DESCRIPTION OF DEPOSITARY SHARES
     We may elect to offer fractional shares of preferred stock of a particular series, rather than whole shares of preferred stock. To evidence each holders interest in the depositary shares, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. The terms of the depositary shares, including the fraction of a share of preferred stock represented by each depositary share, will be set forth in the applicable prospectus supplement.
     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. We will distribute depositary receipts to those persons purchasing the fractional shares of preferred stock of a series underlying the depositary shares in accordance with the terms of the offering. We will file copies of the form of deposit agreement including the depositary receipt as an exhibit to a post-effective amendment to the registration statement of which this prospectus is a part. A summary of the description of the deposit agreement, the depositary shares and depositary receipts will be set forth in the applicable prospectus supplement and such summary will be subject to and qualified in its entirety by reference to these documents, which we will file with the SEC in connection with the offering of specific depositary shares.
     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts, which we will prepare without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.
     Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the depositary shares that the prospectus supplement covers.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase our debt securities (debt warrants) or preferred stock, depositary shares or common shares (stock warrants). Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.
     Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company that we select as warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our consolidated ratio of earnings to fixed charges on an historical basis for the periods indicated.

	Years Ended December 31,					Six Months Ended
	2003	2004	2005	2006	2007	June 30, 2008

Ratio of earnings to fixed charges (1)	5.11X	2.55X	3.08X	3.37X	4.86X	5.62X

(1)	Our ratio of earnings to fixed charges has been computed by dividing earnings (including distributed income of equity investees) before income taxes plus fixed charges (excluding capitalized interest expense) by fixed charges. Fixed charges consist of interest expense on debt (including amortization of debt expense and capitalized interest) and rental expenses.
LEGAL MATTERS
     The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements, the related consolidated financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of The Lubrizol Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report relating to the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of new accounting standards in 2007 and 2006), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth an estimate of the fees and expenses, other than underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered. All such fees and expenses will be borne by us.

Registration statement filing fee	$		*
Accounting fees and expenses		*	*
Legal fees and expenses		*	*
Printing fees and expenses		*	*
Rating agency fees		*	*
Trustee and transfer agent fees		*	*
Miscellaneous expenses		*	*

Total	$	*	*

*	The registrant is registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any additional registration fee until the time that the securities are sold under this registration statement pursuant to a prospectus supplement, other than $45,589 that has already been paid and may be applied to the filing fee payable under this registration statement.

**	Estimates of these fees and expenses are not presently known. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers
     Ohio Revised Code Section 1701.13 permits a corporation to indemnify any person who was or is a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the settlement or defense of such action, is permitted if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, subject to certain exceptions, including an exception for a matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation, unless the court in which such action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
     The Regulations of the Company provide that the Company shall indemnify any present or former director or officer of the Company against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person by reason of the fact that such person was a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

     Each director and officer of the Company is a party to an indemnification agreement with the Company, which agreement provides that the Company will indemnify such officer or director against expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, in connection with any claim against such officer or director arising out of such person’s being an officer or director of the Company, to the full extent provided by (i) the Company’s bylaws, regulations or articles of incorporation, as in effect on the date of the agreement or at the time expenses are incurred; (ii) Ohio law or the law governing the Company at the time the expenses are incurred; or (iii) insurance maintained by the Company, at the option of such officer or director. The Company has also agreed to maintain directors’ and officers’ liability insurance so long as such insurance is available on a basis acceptable to the Company, and to advance funds for expenses, provided the officer or director agrees to reimburse the Company if such officer or director is ultimately found not to be entitled to such indemnification.
     The Company maintains insurance policies that insure the Company’s directors and officers against certain liabilities (excluding fines and penalties imposed by law) that might be incurred by them in such capacities and insure the Company for amounts that may be paid by it (up to the limits of such policies) to indemnify the directors and officers covered by the policies.
Item 16. Exhibits
     See the Exhibit Index appearing on the page following the signature page of this registration statement, which is incorporated herein by reference.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on October 14, 2008.

THE LUBRIZOL CORPORATION
By:	/s/ Charles P. Cooley
Charles P. Cooley
Senior Vice President, Treasurer and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James L. Hambrick	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 23, 2008
* Charles P. Cooley	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	September 23, 2008
* W. Scott Emerick	Corporate Controller (Principal Accounting Officer)	September 23, 2008
* Robert E. Abernathy	Director	September 23, 2008
* Jerald A. Blumberg	Director	September 23, 2008
* Forest J. Farmer, Sr.	Director	September 23, 2008
* Gordon D. Harnett	Director	September 23, 2008
* William P. Madar	Director	September 23, 2008
* Dominic J. Pileggi	Director	September 23, 2008
* James E. Sweetnam	Director	September 23, 2008
* Harriett Tee Taggart	Director	September 23, 2008

* By:	/s/ Charles P. Cooley
Charles P. Cooley
Attorney-in-Fact for the Officers and Directors signing in the capacities indicated

EXHIBIT INDEX

Exhibit
Number

1.1*	Form of Underwriting Agreement (Debt Securities).

1.2*	Form of Underwriting Agreement (Common Shares, Preferred Stock, Depositary Shares).

1.3*	Form of Underwriting Agreement (Warrants).

4.1
Amended Articles of Incorporation of the Company, as adopted September 23, 1991 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.2	Amendment to Article Fourth of Amended Articles of Incorporation (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.3	Regulations of the Company, as amended effective April 27, 1992 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.4
Amended and Restated Indenture dated September 28, 2004 (originally dated June 1, 1995) by and among The Lubrizol Corporation, all of The Lubrizol Corporation’s wholly owned direct and indirect domestic subsidiaries, as guarantors, and J.P. Morgan Trust Company, National Association as successor trustee (incorporated by reference to Exhibit 99.1 to Form 8-K of the Company filed with the SEC on September 29, 2004).

4.5
Amended and Restated Indenture dated September 28, 2004 (originally dated November 25, 1998) by and among the Company, all of the Company’s wholly owned direct and indirect domestic subsidiaries, as guarantors, and J.P. Morgan Trust Company, National Association, as successor trustee (incorporated by reference to Exhibit 99.2 of the Form 8-K of the Company filed with the SEC on September 29, 2004).

4.6
Form of Indenture for Debt Securities of the Company (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registration Statement on Form S-3 of the Company filed with the SEC on August 24, 2004).

4.7	Form of Indenture for Debt Securities.

4.8*	Form of Debt Securities.

4.9*	Form of Certificate of Designations of Preferred Stock.

4.10*	Form of Preferred Stock Certificate.

4.11*	Form of Depositary Agreement (including form of Depositary Receipt).

4.12*	Form of Warrant Agreement (Stock) (including form of Warrant).

4.13*	Form of Warrant Agreement (Debt) (including form of Warrant).

5.1	Opinion of Joseph W. Bauer, Vice President and General Counsel of The Lubrizol Corporation, as to the legality of the securities registered.

Exhibit
Number

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Joseph W. Bauer, Vice President and General Counsel (contained in his opinion filed as Exhibit 5 to this registration statement).

24.1	Power of Attorney.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herewith by reference.